EXHIBIT 99.3
Facts About the Reorganization

The Board of Directors of Greenville Federal Savings and Loan Association (“Greenville Federal”) unanimously adopted a Plan of Reorganization and Stock Issuance Plan to reorganize into a mutual holding company structure. As a result of the reorganization, Greenville Federal Financial Corporation will become the federally chartered parent holding company of Greenville Federal, which will be 55% owned by Greenville Federal MHC. In connection with the reorganization, Greenville Federal Financial Corporation is offering a minority of its common stock in a subscription offering to the public pursuant to a Plan of Reorganization and Stock Issuance Plan. Greenville Federal MHC will be the majority shareholder of the common stock of Greenville Federal Financial Corporation after the reorganization.

This brochure answers some of the most frequently asked questions about the reorganization and about your opportunity to invest in Greenville Federal Financial Corporation.

Investment in the stock of Greenville Federal Financial Corporation involves certain risks. For a discussion of these risks and other factors, including a complete description of the offering, investors are urged to read the accompanying Prospectus, especially the discussion under the heading “Risk Factors.”

WHAT IS THE PURPOSE OF THE REORGANIZATION?

The reorganization will provide Greenville Federal with an additional source of capital to better serve the needs of the local community through: increasing our lending capacity to support new loans and higher lending limits; increasing our capital base, which will provide greater flexibility to invest in longer-term, higher yielding assets; repaying borrowings in the ordinary course of business; allowing us to grow and enhance our profitability; and improving our ability to manage capital, including paying cash dividends.

Proceeds may also be used to allow Greenville Federal Financial Corporation to finance the acquisition of other financial institutions and related businesses, although no mergers or acquisitions are planned at the present time; to repurchase shares of our common stock; and to accomplish other general corporate purposes.

WILL THE REORGANIZATION AFFECT ANY OF MY DEPOSIT ACCOUNTS OR LOANS?

No. The reorganization will not affect the balance or terms of any deposit account or loan. Your deposits will continue to be federally insured by the Federal Deposit Insurance Corporation (“FDIC”) to the maximum legal limit. Your deposit account is not being converted to stock.

DO DEPOSITORS HAVE TO BUY STOCK?

No. However, the reorganization will allow Greenville Federal’s depositors an opportunity to buy stock and become stockholders of Greenville Federal Financial Corporation.

WHO IS ELIGIBLE TO PURCHASE STOCK IN THE SUBSCRIPTION OFFERING?

Certain members of Greenville Federal and our employee stock ownership plan.

HOW MANY SHARES OF STOCK ARE BEING OFFERED AND AT WHAT PRICE?

Greenville Federal Financial Corporation is offering through the Prospectus between X,XXX,XXX and X,XXX,XXX shares of common stock at a price of $10.00 per share. The maximum number of shares that we may sell in the stock offering may increase by 15% to X,XXX,XXX shares as a result of regulatory considerations or changes in financial markets.

HOW MUCH STOCK MAY I BUY?

The minimum order is 25 shares or $250. No person may purchase more than 15,000 shares or $150,000 of common stock in the subscription offering, and no person, together with associates of and persons acting in concert with such person may purchase more than 20,000 shares or $200,000 of common stock.

HOW DO I ORDER STOCK?

You must complete the enclosed Stock Order and Certification Form. Instructions for completing your Stock Order and Certification Form are contained in this packet. Your order must be received by Greenville Federal prior to 12:00 noon, Eastern Time, on September XX, 2005.

HOW MAY I PAY FOR MY SHARES OF STOCK?

First, you may pay for stock by check, cash or money order. If paying by cash, please stop at any one of Greenville Federal’s tellers and convert your cash to a check. Interest will be paid by Greenville Federal on these funds at the savings annual percentage yield from the day the funds are received until the reorganization is completed or terminated. Second, you may authorize us to withdraw funds from your Greenville Federal savings account or certificate of deposit for the amount of funds you specify for payment. You will not have access to these funds from the day we receive your order until the reorganization is completed or terminated.

CAN I PURCHASE SHARES USING FUNDS IN MY GREENVILLE FEDERAL IRA OR COVERDELL ACCOUNT?

Potentially. However, you must establish a self-directed IRA or Coverdell account at a brokerage firm or trust department to which you can transfer a portion or all of your IRA account or Coverdell account at Greenville Federal that will enable such purchase. Please contact the Stock Information Center as early as possible, as such transactions take time.

MAY I OBTAIN A LOAN FROM GREENVILLE FEDERAL TO PAY FOR THE STOCK?

No. Regulations do not allow Greenville Federal to make loans for this purpose, nor may you use a Greenville Federal line of credit to pay for shares. However, you are not precluded from obtaining financing from another financial institution.

DOES PLACING AN ORDER GUARANTEE THAT I WILL RECEIVE ALL, OR A PORTION, OF THE SHARES I ORDERED?

No. It is possible that orders received during the stock offering will exceed the number of shares offered for sale. In this case, referred to as an “oversubscription,” regulations require that orders be filled using a pre-determined allocation procedure. Please refer to the section of the Prospectus titled, “Our Reorganization and Stock Offering” for a detailed description of allocation procedures.

If we are not able to fill an order (either wholly or in part), excess funds will be refunded by check, including interest earned at Greenville Federal’s savings rate. If payment was to be made by withdrawal from a Greenville Federal deposit account, excess funds will remain in that account.

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WILL THE STOCK BE INSURED?

No. Like any other common stock, Greenville Federal Financial Corporation’s stock will not be insured.

WILL DIVIDENDS BE PAID ON THE STOCK?

Although we intend to pay a dividend to the stockholders of Greeneville Federal Financial Corporation, the declaration and payment of dividends will be subject to the discretion of the board of directors and will be based on the earnings and financial condition of Greenville Federal Financial Corporation and general economic conditions.

HOW WILL THE STOCK BE TRADED?

We expect that our common stock will become listed on the OTC Bulletin Board after this offering.

Are officers and directors of Greenville Federal planning to purchase stock?

Yes! Greenville Federal’s senior officers and trustees plan to purchase, in the aggregate, $x,xxx,xxx worth of stock .

MUST I PAY A COMMISSION?

No. You will not be charged a commission or fee on the purchase of shares in the Reorganization.

SHOULD I VOTE?

Yes. Your “YES” vote is very important!

PLEASE VOTE, SIGN AND RETURN ALL PROXY CARDS AT YOUR EARLIEST CONVENIENCE!

MAY I VOTE IN PERSON AT THE SPECIAL MEETING OF MEMBERS AND/OR THE MEETING OF STOCKHOLDERS?

Yes, but we would still like you to sign and mail your proxy today. If you decide to revoke your proxy you may do so by giving notice at the appropriate meeting.

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Stock Information Center
(937) xxx-xxxx
Greenville Federal Financial Corporation
690 Wagner Avenue
Greenville, Ohio 45331

The Reorganization and

Stock Issuance

QUESTIONS

&

ANSWERS

Greenville Federal Financial Corporation

[LOGO]

The proposed parent stock holding company for Greenville Federal

Savings and Loan Association

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY GREENVILLE FEDERAL SAVINGS AND LOAN ASSOCIATION, GREENVILLE FEDERAL FINANCIAL CORPORATION, GREENVILLE FEDERAL MHC, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

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[Logo Greenville Federal]
PROXY GRAM II
PLEASE VOTE TODAY...

We recently sent you a proxy statement and related materials regarding a proposal to reorganize Greenville Federal Savings and Loan Association into the mutual holding company structure.

Your vote on the Plan of Reorganization and Stock Issuance Plan has not yet been received.

Voting for the reorganization does not obligate you to purchase stock and will not affect your accounts or FDIC Insurance.

Not Returning Your Proxy Cards has the Same Effect as Voting “Against” the Reorganization...and

Your Board of Trustees Unanimously Recommends a Vote “FOR” the Reorganization.

Our Reasons for the Corporate Change

As a Mutual Institution:

-	There is no authority to issue capital stock and thus no access to this market source of equity capital.

-	Earnings from year to year are the only source of generating capital.

Under a Mutual Holding Company structure, we will be able to:

-	Structure our business in the form that will enable us to access capital markets.

-	Permit us to control the amount of capital being raised to enable us to deploy more prudently the proceeds of the offering.

-	Support future lending and operational growth.

-	Enhance our ability to attract and retain qualified directors and management through stock-based compensation plans.

-	Support future branching activities and/or the acquisition of other financial institutions or financial services companies or their assets.

Your Vote Is Important To Us!

Please sign the enclosed proxy card and return it in the postage-paid envelope provided TODAY ! If you received more than one proxy card, please be sure to sign and return all cards you received.

Thank you,

David M. Kepler
President and
Chief Executive Officer
Greenville Federal Savings and Loan Association

If you have already mailed your proxy card(s), please accept our thanks and disregard this notice.
For further information call (937) xxx-xxxx.

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY GREENVILLE FEDERAL SAVINGS AND LOAN ASSOCIATION, GREENVILLE FEDERAL FINANCIAL CORPORATION, GREENVILLE FEDERAL MHC, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

PROXY GRAM

PLEASE VOTE TODAY...

We recently sent you a proxy statement and related materials regarding a proposal to reorganize Greenville Federal Savings and Loan Association into the mutual holding company structure.

Your vote on the Plan of Reorganization and Stock Issuance Plan has not yet been received.

Voting for the reorganization does not obligate you to purchase stock and will not affect your accounts or FDIC Insurance.

Not Returning Your Proxy Cards has the Same Effect as Voting “Against” the Reorganization....and

Your Board of Trustees Unanimously Recommends a Vote “FOR” the Reorganization.

Your Vote Is Important To Us!

Please sign the enclosed proxy card and return it in the postage-paid envelope provided TODAY ! If you received more than one proxy card, please be sure to sign and return all cards you received.

Thank you,

David M. Kepler
President and
Chief Executive Officer
Greenville Federal Savings and Loan Association
Greenville, Ohio

If you have already mailed your proxy card(s), please accept our thanks and disregard this notice.
For further information call (937) xxx-xxxx.

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY GREENVILLE FEDERAL SAVINGS AND LOAN ASSOCIATION, GREENVILLE FEDERAL FINANCIAL CORPORATION, GREENVILLE FEDERAL MHC, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

Dear Member:

We are pleased to announce that Greenville Federal Savings and Loan Association is reorganizing into the mutual holding company structure. In connection with the reorganization, Greenville Federal Financial Corporation, the newly-formed mid-tier holding company for Greenville Federal Savings and Loan Association, is offering common stock in a subscription and community offering to certain members of Greenville Federal Savings and Loan Association, Greenville Federal’s employee stock ownership plan, and members of the general public pursuant to a Plan of Reorganization and Stock Issuance Plan.

To accomplish this reorganization, we need your participation in an important vote. Enclosed is a proxy statement describing the Plan of Reorganization and your voting and subscription rights. YOUR VOTE IS VERY IMPORTANT.

Enclosed, as part of the proxy materials, is your proxy card, the detachable section on top of the order form having your name and address. This proxy card should be signed and returned to us prior to the Special Meeting of Members to be held on September xx, 2005 at x:xx a.m. Eastern time. Please take a moment now to sign the enclosed proxy card and return it to us in the postage-paid envelope provided. FAILURE TO VOTE HAS THE SAME EFFECT AS VOTING AGAINST THE REORGANIZATION.

The Board of Directors believes the Reorganization will offer a number of advantages, such as an opportunity for depositors of Greenville Federal to become shareholders. Please remember:

•	Your deposit accounts will continue to be insured up to the maximum legal limit by the Federal Deposit Insurance Corporation (“FDIC”).

•	There will be no change in the balance, interest rate or maturity of any deposit account or loan because of the Reorganization.

•	Members have a right, but not an obligation, to buy Greenville Federal Financial Corporation common stock and may do so without the payment of a commission or fee before it is offered to the general public.

•	Like all stock, shares of Greenville Federal Financial Corporation common stock issued in this offering will not be insured by the FDIC.

Enclosed is a prospectus containing a complete discussion of the stock offering. We urge you to read this material carefully. If you are interested in purchasing the common stock of Greenville Federal Financial Corporation, you must submit your Stock Order and Certification Form and payment prior to 12:00 Noon, Eastern time, on September xx, 2005.

If you have additional questions regarding the offering, please call us at (937) xxx-xxxx, Monday through Friday from 9:00 a.m. to 4:30 p.m., or stop by our Stock Information Center located at 690 Wagner Avenue, Greenville, Ohio.

Sincerely,

David M. Kepler
President and Chief Executive Officer

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY, GREENVILLE FEDERAL SAVINGS AND LOAN ASSOCIATION, GREENVILLE FEDERAL FINANCIAL CORPORATION, GREENVILLE FEDERAL MHC, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

KEEFE, BRUYETTE & WOODS, INC.

To Members and Friends of Greenville Federal

Keefe, Bruyette & Woods, Inc., a member of the National Association of Securities Dealers, Inc., is assisting Greenville Federal Savings and Loan Association in reorganizing into the mutual holding company structure. In connection with the Reorganization, Greenville Federal Financial Corporation, the newly-formed mid-tier holding company for Greenville Federal Savings and Loan Association, is offering common stock in a subscription and community offering to certain members of Greenville Federal, Greenville Federal’s Employee Stock Ownership Plan, and members of the general public pursuant to a Plan of Reorganization and Stock Issuance Plan.

At the request of Greenville Federal Financial Corporation, we are enclosing materials explaining this process and your options, including an opportunity to invest in shares of Greenville Federal Financial Corporation common stock until 12:00 Noon, Eastern time, on September xx, 2005. Please read the enclosed offering materials carefully, including the Prospectus, for a complete description of the stock offering.

If you have any questions, please visit our Stock Information Center located at 690 Wagner Avenue, Greenville, Ohio, Monday through Friday from 9:00 a.m. to 4:30 p.m., or feel free to call the Stock Information Center at (937) xxx-xxxx.

Very truly yours,

Keefe, Bruyette & Woods, Inc.

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY GREENVILLE FEDERAL SAVINGS AND LOAN ASSOCIATION, GREENVILLE FEDERAL FINANCIAL CORPORATION, GREENVILLE FEDERAL MHC, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

Dear Friend:

We are pleased to announce that Greenville Federal Savings and Loan Association is reorganizing into the mutual holding company structure. In connection with the Reorganization, Greenville Federal Financial Corporation, the newly-formed mid-tier holding company for Greenville Federal Savings and Loan Association, is offering common stock in a subscription and community offering to certain members of Greenville Federal, Greenville Federal’s employee stock ownership plan, and members of the general public pursuant to a Plan of Reorganization and Stock Issuance Plan.

Because we believe you may be interested in learning more about the merits of Greenville Federal Financial Corporation’s common stock as an investment, we are sending you the following materials which describe the Offering.

PROSPECTUS: This document provides detailed information about Greenville Federal’s operations and the proposed offering of Greenville Federal Financial Corporation common stock.

STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by returning it with your payment in the enclosed business reply envelope. Your order must be received by 12:00 Noon, Eastern time, on September xx, 2005.

As a friend of Greenville Federal Savings and Loan Association, you will have the opportunity to buy common stock directly from Greenville Federal Financial Corporation in the Offering without paying a commission or fee. If you have additional questions regarding the reorganization and offering, please call us at (937) xxx-xxxx, Monday through Friday from 9:00 a.m. to 4:30 p.m., or stop by our Stock Information Center located at 690 Wagner Avenue, Greenville, Ohio.

We are pleased to offer you this opportunity to become a shareholder of Greenville Federal Financial Corporation.

Sincerely,

David M. Kepler
President and Chief Executive Officer

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY, GREENVILLE FEDERAL SAVINGS AND LOAN ASSOCIATION, GREENVILLE FEDERAL FINANCIAL CORPORATION, GREENVILLE FEDERAL MHC, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

{logo} Greenville Federal

Proxy Gram III

September xx, 2005

Dear Valued Greenville Federal Member:

We recently forwarded you a proxy statement and related materials regarding a proposal to reorganize Greenville Federal Savings and Loan Association into the mutual holding company structure. This reorganization will allow us to operate in essentially the same manner as we currently operate, but provides us with the flexibility to add capital, continue to grow and expand Greenville Federal, add new products and services, and increase our lending capability.

As of today, your vote on our Plan of Reorganization has not yet been received. Your Board of Trustees unanimously recommends a vote “FOR” the Plan of Reorganization. If you mailed your proxy, please accept our thanks and disregard this request.

We would sincerely appreciate you signing the enclosed proxy card and returning it promptly in the enclosed postage-paid envelope. Our meeting on September XX is fast approaching and we’d like to receive your vote as soon as possible.

Voting FOR the reorganization does not affect the terms or insurance on your accounts. For further information call our Stock Information Center at (937) xxx-xxxx.

Best regards and thank you,

David M. Kepler
President and Chief Executive Officer

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY GREENVILLE FEDERAL SAVINGS AND LOAN ASSOCIATION, GREENVILLE FEDERAL FINANCIAL CORPORATION, GREENVILLE FEDERAL MHC, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

Dear Member:

We are pleased to announce that Greenville Federal Savings and Loan Association is reorganizing into the mutual holding company structure. In connection with the reorganization, Greenville Federal Financial Corporation, the newly-formed mid-tier holding company for Greenville Federal Savings and Loan Association, is offering common stock in a subscription and community offering to certain members of Greenville Federal Savings and Loan Association, Greenville Federal’s employee stock ownership plan, and members of the general public pursuant to a Plan of Reorganization and Stock Issuance Plan.

Unfortunately, Greenville Federal Financial Corporation is unable to either offer or sell its common stock to you because the small number of eligible subscribers in your jurisdiction makes registration or qualification of the common stock under the securities laws of your jurisdiction impractical, for reasons of cost or otherwise. Accordingly, this letter should not be considered an offer to sell or a solicitation of an offer to buy the common stock of Greenville Federal Financial Corporation.

However, as a member of Greenville Federal Savings and Loan Association, you have the right to vote on the Plan of Reorganization at the Special Meeting of Members to be held on September xx, 2005. Enclosed is a proxy card, a Proxy Statement (which includes the Notice of the Special Meeting), a Prospectus (which contains information incorporated into the Proxy Statement) and a return envelope for your proxy card.

We invite you to attend the Special Meeting on September xx, 2005. However, whether or not you are able to attend, please complete the enclosed proxy card and return it in the enclosed envelope.

Sincerely,

David M. Kepler
President and Chief Executive Officer

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY, GREENVILLE FEDERAL SAVINGS AND LOAN ASSOCIATION, GREENVILLE FEDERAL FINANCIAL CORPORATION, GREENVILLE FEDERAL MHC, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

Dear Prospective Investor:

We are pleased to announce that Greenville Federal Savings and Loan Association is reorganizing into the mutual holding company structure. In connection with the Reorganization, Greenville Federal Financial Corporation, the newly-formed mid-tier holding company for Greenville Federal Savings and Loan Association, is offering common stock in a subscription and community offering to certain members of Greenville Federal Savings and Loan Association, Greenville Federal’s employee stock ownership plan, and members of the general public pursuant to a Plan of Reorganization and Plan of Stock Issuance.

We have enclosed the following materials that will help you learn more about the merits of Greenville Federal Financial Corporation common stock as an investment. Please read and review the materials carefully.

PROSPECTUS: This document provides detailed information about operations at Greenville Federal and a complete discussion of the proposed stock offering.

STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by returning it with your payment in the enclosed business reply envelope. Your order must be received by 12:00 noon, Eastern time, September xx, 2005.

We invite you and other local community members to become shareholders of Greenville Federal Financial Corporation. Through this offering you have the opportunity to buy stock directly from Greenville Federal Financial Corporation without paying a commission or a fee.

If you have additional questions regarding the Reorganization, please call us at (937) xxx-xxxx, Monday through Friday from 9:00 a.m. to 4:30 p.m., or stop by our Stock Information Center located at 690 Wagner Avenue, Greenville, Ohio.

Sincerely,

David M. Kepler
President and Chief Executive Officer

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY, GREENVILLE FEDERAL SAVINGS AND LOAN ASSOCIATION, GREENVILLE FEDERAL FINANCIAL CORPORATION, GREENVILLE FEDERAL MHC, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.